Exhibit 99.1

Ra Medical Systems Receives Continued Listing Standard Notice from the NYSE

CARLSBAD, Calif. (May 22, 2020) - Ra Medical Systems, Inc. (“Ra Medical”) (NYSE: RMED), a commercial-stage medical device company leveraging its advanced excimer laser-based platform for use in the treatment of vascular and dermatological immune-mediated inflammatory diseases, today announced receipt of written notice from The New York Stock Exchange (the “NYSE”) indicating that Ra Medical is no longer in compliance with the NYSE’s continued listing standards as set forth in Section 802.01C of the NYSE’s Listed Company Manual, which requires listed companies to maintain an average closing share price of at least $1.00 over a consecutive 30 trading-day period.

In accordance with Section 802.01C of the NYSE’s Listed Company Manual, Ra Medical has a period of six months, to regain compliance with the average closing share price requirement. In response to the COVID-19 pandemic, the NYSE is tolling compliance periods until at least June 30, 2020. If such tolling period is not further extended, Ra Medical must regain compliance by December 31, 2020. To regain compliance, on the last trading day of any calendar month during the cure period, Ra Medical’s common stock must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30-trading day period ending on the last trading day of such month. If Ra Medical is unable to regain compliance, the NYSE will initiate procedures to suspend and delist Ra Medical’s common stock.

The notification has no immediate effect on the listing of Ra Medical’s common stock, which will continue to be listed and traded on the NYSE during the cure period, subject to Ra Medical’s compliance with the other listing requirements of the NYSE. Ra Medical’s common stock will continue to trade under the symbol “RMED” but will have an added designation of “.BC” to indicate the status of the common stock as “below compliance” with the NYSE’s continued listing standards. The “.BC” indicator will be removed at such time as Ra Medical regains compliance.

Ra Medical intends to monitor the closing price of its common stock and consider implementing available options to regain compliance with the average closing share price requirement.

About Ra Medical Systems

Ra Medical Systems commercializes excimer lasers and catheters for the treatment of vascular and dermatological diseases.  In May 2017, the DABRA laser system and single-use DABRA catheter received FDA 510(k) clearance in the U.S. as a device for crossing chronic total occlusions, or CTOs, in patients with symptomatic infrainguinal lower extremity vascular disease with an intended use for ablating a channel in occlusive peripheral vascular disease. Pharos excimer laser system is FDA-cleared and is used as a tool in the treatment of psoriasis, vitiligo, atopic dermatitis, and leukoderma. DABRA and Pharos are both based on Ra Medical’s core excimer laser technology platform and deploy similar mechanisms of action. Ra Medical manufactures DABRA and Pharos excimer lasers and catheters in a 32,000-square-foot facility located in Carlsbad, Calif.  The vertically integrated facility is ISO 13485 certified and is licensed by the state of California to manufacture sterile, single-use catheters in controlled environments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Ra Medical’s compliance with the average closing share price requirement and Ra Medical’s continued listing on the NYSE. The forward-looking statements included in this press release are subject to a number of material risks and uncertainties, including but not limited to the risks described under the heading “Risk Factors” in Ra Medical’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the three months ended March 31, 2020, and other filings with the SEC. The forward-looking statements in this press release are based on information available to Ra Medical as of the date hereof, and Ra Medical disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts

At the Company:

Jeffrey Kraws

President, Ra Medical Systems

760-496-9008

jkraws@ramed.com

Investors and Media:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

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